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                          EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 22nd day of November, 1999, is by and between Lee Corporation., a Nebraska corporation (the "Company"), and Randy L. Weideman ("Employee"). TULSAT Corporation, an Oklahoma corporation ("TULSAT"), joins this Agreement only for the purpose of guaranteeing the obligations of the Company hereunder.


                                RECITALS

	WHEREAS, Employee was a stockholder of Diamond W Investments, Inc. ("Diamond") and is a party to that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") by and among the Company, Diamond, ADDvantage Media Group, Inc. ("AMG") and TULSAT whereby Diamond has been merged with and into the Company and Employee and the other shareholder, Deborah R. Weideman, of Diamond has received AMG preferred stock and a promissory note in exchange for his shares of the capital stock of Diamond;

	WHEREAS, the parties have agreed in the Merger Agreement that, as a condition to the Closing of the merger contemplated thereby, the Company and Employee shall enter into this Agreement; and

 WHEREAS, it is the intention of the parties that all of Employee's rights, duties and commitments regarding his employment shall be governed by this Agreement exclusively.

	NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto do hereby agree as follows:

	1.  Employment.   The Company hereby employs Employee, and Employee
hereby agrees to serve, on the terms and conditions described herein. Employee shall serve in the position and shall perform the duties more fully described on Exhibit A hereto. Employee agrees to perform such other duties as shall from time to time be reasonably assigned to him by the Board of Directors of the Company which shall be reasonably related to those duties ordinarily performed bya person in such capacity. Employee further agrees to report periodically to the President and the Vice President of the Company or such other Company officer or executive designated by the Board of Directors of the Company and to use his best efforts to promote the interests of the Company, and to devote his full time and attention during normal business hours to the business and affairs of the Company.

	2. Term of Employment. Employee's employment hereunder shall be for the period which shall commence on the date hereof and shall continue until November 1, 2004.



	3.  Compensation.

	    (a)  Salary and Incentive Compensation.   Employee shall be paid an
	annual salary of $85,000 during the Term of Employment.   Employee shall
	be entitled to such increases in his salary as the Board of Directors of the Company shall determine in its sole discretion. Employee shall be entitled to participate in such incentive compensation plans or programs as the Company's Board of Directors may elect to adopt for the benefit of all management personnel of the Company.

	    (b) Business Expenses. Employee shall be entitled to reimbursement of his reasonable and necessary out-of-pocket expenses incurred by Employee on behalf of the Company upon the presentation to the Company of an itemized account of all of such expenditures. Such expenses shall be substantiated by vouchers, receipts or similar documentation.

	    (c) Benefits. Employee shall be entitled to participate in the pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time (hereinafter sometimes referred to collectively as "Benefits"), to the extent the Employee is eligible under the terms of those plans.

	    (d) Vacation and Sick Leave. Employee shall be entitled to vacation and sick leave in accordance with the Company's policies.

	4.  Covenants and Commitments of Employee.

	    (a) Confidentiality. The term "Confidential Information" shall include, without limitation, the Company's financial, marketing and sales information, vendor, customer and client lists, contracts and licenses, trade secrets, business arrangements, computer programs and related business methods and practices. Employee recognizes and agrees that Confidential Information is proprietary to the Company. Employee agrees that he will not use for himself or for others or disclose or authorize disclosure to others any Confidential Information. All documents, including all copies thereof, and all other tangible property (including, without limitation, magnetic tapes and disks) made by or made available to Employee in the course of Employee's employment, whether or not such tangible items contain Confidential Information are and will be the property of the Company and will be delivered by Employee to the Company immediately upon the termination of his employment with the Company. Employee's obligations specified in this Section shall not apply, and Employee shall have no further obligations with respect to any items of Confidential Information which:

		  (i) are disclosed in a printed publication available to the public, are described in an issued patent anywhere in the world, are otherwise in the public domain at the time of disclosure, or become publicly known through no wrongful act on the part of Employee who received such Confidential Information;

		  (ii) become known to Employee through disclosure by sources
	    other than the Employee, which sources have the right to disclose such Confidential Information; and

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		  iii) are disclosed pursuant to the requirement of a
	    government agency or any law requiring disclosure thereof, provided that the Company is provided with prior written notice of any such disclosure.

A breach of the foregoing obligations shall not be absolved by the subsequent occurrence of any of the above exceptions.

	    (b) Solicitation of Customers. Employee agrees that during his employment by the Company and for a period of two (2) years (one (1) year in the event termination of employment is by the Company without cause or by the Employee for good reason) thereafter, he will not directly or indirectly:

		  (i) solicit any person or entity with whom the Company conducts business during the period of Employee's employment with the Company for the purpose of selling any products which are competitive with the products sold by the Company or of providing any services which are competitive with the services provided by the Company, including services heretofore provided by Diamond; or

		 (ii) accept any order or contract from any person or entity with whom the Company conducts business during the period of Employee's employment with the Company for the purpose of selling products or providing the types of services which are competitive with those sold or provided by the Company.

	    (c) Restriction. During his employment by the Company and for a period of three (3) years thereafter (one (1) year in the event termination of employment is by the Company without cause or by the Employee for good reason), Employee shall not, directly or indirectly, own, operate, participate in or be connected with, as an officer, consultant, employee, partner, stockholder or otherwise, any business, individual, partnership, firm, corporation or other entity engaged in any business engaged in by the Company including, but not limited to, manufacturing, remanufacturing, selling or distributing products which are competitive with the products of the Company, or providing services which are competitive with the services provided by the Company. Nothing herein shall prohibit Employee from owning not more than five percent (5%) of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility. The restrictions described in this paragraph shall apply only with respect to the market areas in which the Company has operations or employees or has otherwise conducted business as of the date of termination of the employment of Employee with the Company. Employee agrees that the foregoing restrictions are reasonable both as to time and geographical extent given the nature and scope of the Company's present business. Upon any event of default under the Promissory Note of even date herewith issued to the Shareholder and his spouse pursuant to the Merger Agreement, the restrictions contained in this Section 1(b) and (c) shall cease and be of no further force or effect if (i) the maker of the Promissory Note has not cured or remedied such default within 30 days after receipt of written notice thereof, and (ii) if Shareholder and his spouse are still the holders of the Promissory Note (i.e., they have not assigned, transferred or negotiated the Promissory Note to a third party without recourse). Any

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	failure by the maker to make payments under the Promissory Note because of
	a breach by the Shareholder or his spouse of the restrictions contained in this Agreement or in such Employment Agreement, as applicable, shall not be deemed an event of default under the Promissory Note for these purposes.

	    (d) Work Product. Employee agrees that any invention, enhancement, process, method, design and any other creation (hereinafter "Product") that Employee may develop, invent, discover, conceive or originate, along or in conjunction with any other person during business hours or on behalf of the Company, during the term of the Employee's employment, and for a period of twelve (12) months thereafter, that relates to the business of the Company now or hereafter carried on by it, or to the use of any product involved therein, shall be the exclusive property of the Company. Employee understands and agrees that in partial consideration of Employee's employment for the compensation received, and for continued employment, all such products shall be the exclusive property of the Company and thus subject to patent, copyright, registration or other legal protective custody by the Company. The Company shall have the authority and this instrument shall operate:
	(1) to give the Company authority to execute, sell and deliver as the act of the Employee, any license agreement, contract, assignment or other instrument in writing that may be necessary or proper; and (2) to convey to the Company the entire right, title and interest in and to any such product. Employee further agrees that, during the term of his employment and any time thereafter, Employee shall cooperate with the Company and its counsel in the prosecution and/or defense of any litigation which may arise in connection with any product referred to in this paragraph.

	    (e) Enforcement.  The invalidity or non-enforceability of this
	Section 4 in any respect shall not affect the validity or enforceability of this Section 4 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Section 4 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this agreement, and, to the fullest extent permitted bylaw, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

	5. Termination. The Term of Employment and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Company will terminate (except as otherwise provided in this Section 5): (i) upon the death of the Employee; (ii) upon the disability of the Employee (as defined in Section 5(a)(i)) immediately upon notice from either party to the other, (iii) for cause (as defined in Section 5(a)(ii)) immediately upon notice from the Company to Employee or at such later time as the notice may specify, or (iv) for good reason (as defined in Section 5(a)(iii)) upon not less than thirty days' prior notice from the Employee to the Company.



	    (a) Definitions. The following terms as used in this Section 5 shall have the definitions set forth below:

	         (i)  Definition of Disability.  For purposes of Section 5, the

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	    Employee will be deemed to have a "disability" if, for physical or
 	    mental reasons, the Employee is unable or incapable to perform the essential functions of the Employee's duties under this Agreement for 120 consecutive days, or 180 days during any twelve-month period, as determined in accordance with this Section 5(a)(i). Such inability or incapacity shall be documented to the reasonable satisfaction of the Board of Directors of the Company by appropriate correspondence from registered physicians reasonably satisfactory to the Board of Directors.

		   (ii) Definition of "For Cause".  For purposes of Section 5,
	    the phrase "for cause" means: (i) the Employee has committed a willful serious act, such as embezzlement against the Company or other wrongful act intending to enrich himself at the expense of the Company or conviction of a felony, (ii) the Employee has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to the Company, (iii) the Employee, in carrying out his duties hereunder, has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to the Company, or (iv) the Employee has refused to carry out his duties in gross dereliction of duty and, after receiving written notice to such effect from the President, the Employee fails to cure the existing problem within 30 days.

		  (iii) Definition of "Good Reason".	  For purposes this
	    Section 5, "good reason" shall mean

			  (1)	any material breach of this Agreement by the
		  Company of which the Company has been provided written notice by the Employee and has failed to cure within 30 days after receipt of such notice;

			  (2)	a material diminution of the duties or
		  responsibilities of Employee from those that are outlined in Exhibit A hereto;

			  (3)	the material reduction or elimination of the
		  compensation to which Employee is otherwise entitled under the terms of Section 3 above; or

			  (4)	mandatory relocation from Deshler, Nebraska.

	    (b) Termination Pay. Effective upon the termination of this Agreement, the Company will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 5(b), and in lieu of all other amounts and in settlement and complete release of all claims the Employee may have against the Company. For purposes of this Section 5(b), the Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Employee may designate by notice to

                                   -5-

	the Company from time to time or, if the Employee fails to give notice to the Company of such a beneficiary, the Employee's estate. Notwithstanding the preceding sentence, the Company will have no duty, in any circumstances, to attempt to open an estate on behalf of the Employee, to determine whether any beneficiary designated by the Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Employee's personal representative (or the trustee of a trust established by the Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

	         (i) Termination by the Employee for Good Reason or by the
	    Company without Cause. If the Employee terminates this Agreement for good reason or the Company terminates this Agreement without cause at any time during the term of employment, the Company will pay the Employee an amount equal to 100% of the amount of Employee's then annual salary. Such amount shall be paid to Employee in monthly installments over a period of twelve months from the effective date of termination of employment and the Company's obligations with respect thereto shall be conditioned on Employee's compliance with his post-termination obligations, covenants and commitments hereunder.

 	 	  (ii) Voluntary Termination by Employee or Termination by the
	    Company for Cause. If the Employee voluntarily terminates his employment with the Company without good reason, or the Company terminates this Agreement for cause, the Employee will be entitled to receive his salary only through the date such termination is effective, which shall be 30 days after Employee's receipt of written notice from the Company of such termination, which notice shall describe in reasonable detail the facts and circumstance constituting the cause for such termination.

		 (iii) Termination upon Disability.  If this Agreement is
	    terminated by either party as a result of the Employee's disability, as determined under Section 5(a)(i), the Company will pay the Employee his salary through the remainder of the calendar month during which such termination is effective and if Employee is then covered by disability insurance which is payable by reason of such disability, for such additional period, if any, (but not more than 90 days) before Employee begins to receive payments under such insurance by reason of his disability.

		  (iv) Termination upon Death.  If this Agreement is terminated
	    because of the Employee's death, the Employee will be entitled to receive his salary through the end of the calendar month in which his death occurs.

		   (v) Benefits.  The Employee's accrual of, or participation in
	    plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.



	6. Notices. The address of Employee for the purposes of notices hereunder shall be his last address as shown on the records of the Company. Notice by mail shall be by certified or registered mail, postage and certification or registration charges prepaid. The effective date of notice by mail shall be three days after mailing or the date of receipt, whichever shall first occur.

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	7.  Other Agreements.  Employee warrants to the Company that he has no obligations inconsistent herewith, that the execution and performance of this Agreement by him will not constitute a breach of any other Agreement by which he is bound, and that he does not possess any trade secret or confidential information related to the business of the Company which he is prohibited from disclosing to the Company or using for its benefit.

	8. Miscellaneous. The language of this Agreement and all parts hereof shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party hereto. No waiver of any provision hereof by any party hereto shall be binding unless such waiver shall be evidenced by a writing signed by such party. This Agreement may not be modified in any manner except by instruments in writing signed by both parties hereto. The headings of the various paragraphs this Agreement are solely for the purpose of convenience and shall not be relied upon in construing any provision hereof. For purposes of this Agreement, the term "Company" shall include its predecessor, Diamond, and its parent and sibling companies, AMG and TULSAT.

9.	Separability.  If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by any court of competent jurisdiction, the Employee and the Company shall either meet and negotiate substitute provisions or promptly request the court to substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

10.	Injunction.  In the event of breach of any provisions of this
Agreement, the Company shall be entitled to seek damages if determinable but it is hereby agreed that any such remedy at law is inadequate as to a breach of
Section 4 of this Agreement, and thus, the Company shall also be entitled to injunctive relief. Such a breach shall cause the applicable restrictive time period stated herein to be extended to run from the date of full compliance with any court-ordered injunction. The prevailing party shall be entitled to reasonable attorney's fees. The remedies herein provided shall be cumulative and no single remedy shall be construed as exclusive of any other or of any remedy provided at law. Failure of the Company to exercise any remedy at any time shall not operate as a waiver of the right of the Company to exercise any remedy for the same or subsequent breach at any time thereafter.

EXECUTED in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement, as of the date herein first above written.


							LEE CATV CORPORATION:


							By: \s\ Kenneth A. Chymiak
							Kenneth A. Chymiak, Vice President
							TULSAT CORPORATION:



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							By: \s\ David E. Chymiak
							David E. Chymiak, President


							\s\ Randy L. Weideman
							Randy L. Weideman


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					     EXHIBIT A


					  JOB DESCRIPTION


JOB TITLE:	President of Lee CATV Corporation.

DUTIES:	Management of principal operating activities of LEE CATV
Corporation, subject to direction and oversight of the Board of Directors of Lee CATV Corporation and executive management of the parent companies, TULSAT Corporation and ADDvantage Media Group, Inc.



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